UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 30, 2018

Date of Report (Date of earliest event reported)

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego, California 92121
(Address of principal executive offices, including zip code)

(858) 731-8389

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 1.01 Entry into a Material Definitive Agreement.

On July 30, 2018, aTyr Pharma, Inc. (the “Company”) entered into an amendment (the “Third Amendment”) to the Lease between the Company and BMR-3545-3575 John Hopkins LP (as successor-in-interest to BMR-John Hopkins Court LLC), dated December 22, 2011, as amended (the “Lease”), for its principal executive offices located at 3545 John Hopkins Court, San Diego, CA (the “Premises”).

Pursuant to the Third Amendment, the space leased by the Company was reduced by 3,986 square feet to 20,508 square feet at the Premises, and the term of the Lease was extended to May 15, 2023, four years beyond the current termination date of May 15, 2019.

Under the Third Amendment, the Base Rent (as such term is defined in the Lease) of the reduced space is $3.90 per rentable square foot per month. The Base Rent for January and February of 2019 will be abated in full. Starting one year from the effective date of the surrender of the 3,986 square feet in connection with the reduction of the Premises, the Base Rent payable with respect to the Premises will be increased annually by 3% of the then-current Base Rent.

The foregoing description of the Third Amendment does not purport to be complete, and is qualified in its entirety by reference to the Third Amendment, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2018.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on July 30, 2018, the Board of Directors (the “Board”) of the Company, on the recommendation of the Compensation Committee of the Board, appointed Jill M. Broadfoot to serve as the Company’s Chief Financial Officer.

Prior to joining the Company, from January 2017 to July 2018, Ms. Broadfoot, age 57, served as Chief Financial Officer of Emerald Health Pharmaceuticals Inc. and Emerald Health Bioceuticals Inc., companies focused on discovering, developing and commercializing proprietary cannabinoid-derived medicines and herbal supplements. During that time, she was responsible for establishing operations for the U.S.-based pharmaceutical and bioceuticals entities as well as the establishment of operations, corporate governance, finance and accounting and investor relations functions, among others. Prior to Emerald Health, Ms. Broadfoot served as Vice President, U.S. Corporate Controller at GW Pharmaceuticals, a global leader in cannabinoid-based medicines, from May 2016 to January 2017. While at GW Pharmaceuticals, her responsibilities included establishing U.S. commercial operations and implementing U.S. public company financial and accounting standards in connection with the transfer of corporate operations from the U.K. to the U.S. Prior to joining GW Pharmaceuticals, Ms. Broadfoot served as Chief Financial Officer of Vical Inc., a DNA delivery technology company, from October 2004 to March 2013, where she had oversight of finance, investor relations, manufacturing, information technology, human resources, and business development and raised significant amounts of capital through public and private financing. Before joining Vical, Ms. Broadfoot held various positions at DJO Global, Inc., a medical device company, most recently as Vice President of Finance with broad responsibilities in finance, accounting, treasury, risk management, and corporate governance. Ms. Broadfoot also served as an audit manager at Ernst & Young LLP, where her clients included life sciences, computer software and telecommunications companies as well as government contractors. Ms. Broadfoot also owns a small private boat charter business, which she established in March 2013. Ms. Broadfoot holds a B.S. in business administration and accounting from San Diego State University and is a Certified Public Accountant.

There are no understandings or arrangements between Ms. Broadfoot and any other person pursuant to which she was appointed as Chief Financial Officer of the Company, and Ms. Broadfoot has no direct or indirect material interest in any transaction or proposed transaction in which the Company is or is to be a party. Ms. Broadfoot has no family relationship with any director or executive officer of the Company.

In connection with Ms. Broadfoot’s appointment, the Company entered into an at-will employment offer letter with Ms. Broadfoot, dated July 16, 2018 (the “Employment Offer Letter”), pursuant to which Ms. Broadfoot would become employed as the Chief Financial Officer of the Company. A copy of the Employment Offer Letter is filed as Exhibit 10.1 to this report on Form 8-K. Pursuant to the Employment Offer Letter, Ms. Broadfoot’s annual base salary will be $350,000. Ms. Broadfoot is also eligible for a discretionary bonus target of up to 40% of her base salary based upon certain performance achievement goals. Pursuant to the Employment Offer Letter, Ms. Broadfoot will be granted an option to purchase 200,000 shares of the common stock of the Company (the “Option”), with an exercise price of $0.8151 per share, the closing price per share of the Company’s common stock as reported by NASDAQ on July 30, 2018, the effective date of the grant and the start date of Ms. Broadfoot’s employment. The Option is a non-qualified stock option and the shares subject to the Option will vest over a period of four years, with 25% of the shares subject to the Option vesting one year following the vesting commencement date and the remainder vesting in equal monthly installments for 36 months thereafter, subject to Ms. Broadfoot’s continued employment with the Company on the applicable vesting date. This award was granted as an inducement material to Ms. Broadfoot entering into employment with the Company in accordance with NASDAQ Stock Market Rule 5635(c)(4).

In addition, Ms. Broadfoot is eligible to participate in the Company’s Executive Severance and Change in Control Policy as in effect from time to time (the “Policy”). The purpose of the Policy is to provide certain of the Company’s senior management employees with compensation and benefits in the event of a termination of employment without Cause or for Good Reason (as such terms are defined in the Policy). The post-termination compensation and benefits under the Policy include (i) acceleration of time-based vesting provisions of outstanding equity awards that would have vested within 12 months of the termination, (ii) severance in the amount of 12 months of base salary, and (iii) payment of the employer portion of group health care benefits under COBRA for up to 12 months after termination. In addition, if the termination occurs within two months prior to or one year after the closing of a Sale Event (as defined in the Policy), then, in lieu of the benefits described above, the post-termination compensation and benefits under the Policy include (i) full acceleration of time-based vesting provisions of all outstanding equity awards, (ii) severance in the amount of 12 months of base salary, (iii) payment of the bonus target for the calendar year in which the termination occurred, and (iv) payment of the employer portion of group health care benefits under COBRA for up to 12 months after termination. In each case, receipt of any compensation or benefits under the Policy is subject to the Ms. Broadfoot’s execution of a severance agreement and release of claims.

The foregoing summary of the Employment Offer Letter does not purport to be complete and is qualified in its entirety by reference to the complete Employment Offer Letter, which is attached as Exhibit 10.1 and incorporated herein by reference.

On July 31, 2018, the Company’s Board of Directors also appointed Ms. Broadfoot as the Company’s principal financial officer and principal accounting officer, replacing Stan Blackburn in these positions, effective as of August 15, 2018. On July 31, 2018, the Company also accepted Mr. Blackburn’s resignation from these positions, effective as of August 15, 2018. Following his resignation from these positions, Mr. Blackburn will continue to serve as a financial consultant to the Company.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Litigation Reform Act. Forward-looking statements are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by such safe harbor provisions for forward-looking statements and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements, including statements regarding the potential therapeutic benefits and applications of our product candidates; our ability to successfully advance our pipeline or product candidates, undertake certain development activities (such as the initiation of clinical trials, clinical trial enrollment, the conduct of clinical trials and the announcement of top-line results) and accomplish certain development goals, and the timing of such events; and the scope and strength of our intellectual property portfolio. These forward-looking statements also reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects, as reflected in or suggested by these forward-looking statements, are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in these forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with the discovery, development and regulation of our product candidates, the risk that we may cease or delay preclinical or clinical development activities for any of our existing or future product candidates for a variety of reasons (including difficulties or delays in patient enrollment in planned clinical trials), and the risk that we may not be able to raise the additional funding required for our business and product development plans, as well as those risks set forth in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in our other SEC filings. Except as required by law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Employment Offer Letter by and between aTyr Pharma, Inc. and Jill M. Broadfoot, dated July 16, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ Sanjay S. Shukla
Sanjay S. Shukla, M.D., M.S.
President and Chief Executive Officer

Date: August 1, 2018

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